Exhibit 99.2 Delek US Holdings, Inc. Third Quarter 2019 Earnings Call November 5, 2019

Disclaimers Forward Looking Statements: Delek US Holdings, Inc. (“Delek US”) and Delek Logistics Partners, LP (“Delek Logistics”; and collectively with Delek US, “we” or “our”) are traded on the New York Stock Exchange in the United States under the symbols “DK” and ”DKL”, respectively. These slides and any accompanying oral and written presentations contain forward-looking statements within the meaning of federal securities laws that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, the statements regarding the following: financial and operating guidance for future and uncompleted financial periods; future crude slates; financial strength and flexibility; potential for and projections of growth; return of cash to shareholders, stock repurchases and the payment of dividends, including the amount and timing thereof; crude oil throughput; crude oil market trends, including production, quality, pricing, demand, imports, exports and transportation costs; light production from shale plays and Permian growth; differentials including increases, trends and the impact thereof on crack spreads and refineries; pipeline takeaway capacity and projects related thereto; refinery complexity, configurations, utilization, crude oil slate flexibility, capacities, equipment limits and margins; the ability to add flexibility and increase margin potential at the Krotz Springs refinery; improved product netbacks; the performance of our joint venture investments, including Red River and Wink to Webster, and the benefits, flexibility, returns and EBITDA therefrom; our ability to execute on the Big Spring Gathering System and the benefits, flexibility, returns and EBITDA therefrom; the potential for, and estimates of cost savings and other benefits from, acquisitions, divestitures, dropdowns and financing activities; divestiture of non-core assets and matters pertaining thereto; the attainment of certain regulatory benefits; retail growth and the opportunities and value derived therefrom; long-term value creation from capital allocation; execution of strategic initiatives and the benefits therefrom; and access to crude oil and the benefits therefrom. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," "appears," "projects" and similar expressions, as well as statements in future tense, identify forward-looking statements. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: uncertainty related to timing and amount of value returned to shareholders; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell; risks related to Delek US’ exposure to Permian Basin crude oil, such as supply, pricing, production and transportation capacity; gains and losses from derivative instruments; management's ability to execute its strategy of growth through acquisitions and the transactional risks associated with acquisitions and dispositions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability of the Wink to Webster joint venture to construct the long-haul pipeline; the ability of the Red River joint venture to expand the Red River pipeline; the ability to grow the Big Spring Gathering System; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks contained in Delek US’ and Delek Logistics’ filings with the United States Securities and Exchange Commission. Forward-looking statements should not be read as a guarantee of future performance or results, and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Neither Delek US nor Delek Logistics undertakes any obligation to update or revise any such forward-looking statements. Non-GAAP Disclosures: Delek US and Delek Logistics believe that the presentation of adjusted net income, adjusted earnings per share (“adjusted EPS”), earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA provide useful information to investors in assessing their financial condition, results of operations and cash flow their business is generating. Adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA should not be considered as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. Adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA have important limitations as analytical tools because they exclude some, but not all, items that affect net income. Additionally, because adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA may be defined differently by other companies in its industry, Delek US' and Delek Logistics’ definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see reconciliations of adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP in the appendix. 2

3Q19 Highlights

- **Solid Performance in 3Q19**
  - Reported EPS of $0.68 and adjusted EPS of $0.78 (1)
  - Adjusted Net Income of $58.7 million and adjusted EBITDA of $163.1 million (1)
  - Adjusted results include $20.7 million pre-tax gain from RIN waivers, partially offset by refining inventory headwind of $13.5 million (excluding LCM)
- **Increased YTD Adjusted EPS and EBITDA Despite Compressing Midland Differential**
  - Strong cash generation helped fund $75.3 million toward Wink to Webster project
    - Wink to Webster on-track for project financing by as early as year-end
- **Increased Big Spring Gathering Acreage to Over 275,000 Dedicated Acres**
  - Expect EBITDA of $20-$25 million in '20 (2)
- **El Dorado Positioned for Significantly Improved Performance Post Design Change**

Segment Contribution Margin, $ in millions



$400
$350
$300
$250
$200
$150
$100
$50
$0
($50)
3Q18
3Q19
$361
$203
$320
$128
$43
$47
$15
$19
-$17
$11
Total
Refining
Logistics
Retail
Corporate, Other

Adjusted EPS



$2.15
$0.78
$3.04
$3.50
3Q18
3Q19
YTD '18
YTD '19

Adjusted EBITDA



$325.5
$163.1
$602.2
$605.8
3Q18
3Q19
YTD '18
YTD '19

1) See slides 11, 12 and 13 for a reconciliation of adjusted net income to net income, adjusted net income per share to net income per share, and adjusted EBITDA to net income.
2) Please see page 14 for a reconciliation of forecasted EBITDA to forecasted net income for Big Springs Gathering System in 2020.

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3Q19 Highlights • Strong financial position with over $1 billion of cash on the balance sheet Total Consolidated Cash Flows 1,400 • Cash flow was robust at approx. $213 $80 million from operating activities 1,200 $133 $1,006 $87 1,000 $951 • Working capital increased cash flow by ($180) approx. $80 million ($65) 800 • Total investing activities of approx. $180 600 million: • Cash capital expenditures of 400 approx. $106 million • JV investment of approx. $78 200 million (including approx. $75 million Wink to Webster) 0 6/30/2019 Operating Working Investing Return to Financing 9/30/2019 Cash Balance Cash Flow Capital Activities Shareholders Activities Cash Balance • Total cash returned to shareholders of (excl working approx. $65 million capital) • Includes approx. $43 million through repurchases 4

Capitalization September 30, December 31, • Excluding Delek Logistics at 2019 2018 September 30, 2019 ($ in millions) • Cash of $1,000 million Current Debt $64.5 $32.0 • Net debt of $159.1 million Long-Term Debt 1,935.4 1,751.3 Total Debt $1,999.9 $1,783.3 Cash ($1,006.4) ($1,079.3) • Balance sheet provides financial Net Debt Delek US Consolidated $993.5 $704.0 flexibility Delek Logistics Total Debt $840.8 $700.4 Cash ($6.4) ($4.5) Net Debt Delek Logistics $834.4 $695.9 Delek US, excl. Delek Logistics Total Debt $1,159.1 $1,082.9 Cash ($1,000.0) ($1,074.8) Net Debt Delek US excluding DKL $159.1 $8.1 5

Guidance 4Q19 Guidance Range Low High Consolidated Operating Expenses, $ in millions $165.0 $175.0 Consolidated G&A, $ in millions $65.0 $70.0 Consolidated Depreciation and Amort., $ in millions $51.0 $53.0 Net interest expense, $ in millions $30.5 $32.5 Effective Tax Rate 23.0% 25.0% Estimate Diluted Share Count (exclusive of repurchases) 75.0 75.3 Total Crude Throughput 275,000 280,000 Realized Midland-Cushing Discount, $/bbl $0.15 $0.35 Backwardation/(Contango) $0.00 $0.10 6

Capital Expenditure

- **Expected 2019 capital expenditures of $415 million**
  - $247mm: Refining
  - $10mm: Logistics
  - $21mm: Retail
  - $137mm: Corporate

- **2019 includes the following projects:**
  - **Krotz Springs Alkylation unit with 6,000 bpd capacity**
    - Completed in early April 2019
  - **Big Spring Gathering Project**
    - Approximately $79 million spent in 2018
    - Estimated 2019 spending of approximately $132 million

- **Does not include joint venture investments for recently announced transactions (Wink to Webster; Red River)**

- **CAPEX for 2019 is about 5% above our original forecast due to pulling forward spending from 2020**
  - Primarily Big Spring turnaround moved from March to January '20

- **We now expect CAPEX next year to be meaningfully lower on a year-over-year basis.**

($ in millions)	2019 E Current	2019 E Previous	Change
Refining:			
Regulatory	$ 61.8	$ 63.1	$ (1.3)
Maintenance/reliability	149.1	138.4	10.7
Discretionary/business development	35.9	37.3	(1.4)
Refining segment total	**246.8**	**238.8**	**8.0**
Logistics:			
Regulatory	2.5	3.4	(0.9)
Maintenance/reliability	5.8	4.6	1.2
Discretionary/business development	1.5	0.8	0.7
Logistics segment total	**9.8**	**8.8**	**1.0**
Retail:			
Regulatory	-	-	-
Maintenance/reliability	3.6	3.5	0.1
Discretionary/business development	17.7	17.4	0.3
Retail segment total	**21.3**	**20.9**	**0.4**
Other			
Regulatory	1.0	1.5	(0.5)
Maintenance/reliability	1.8	1.6	0.2
Discretionary/business development	134.2	124.6	9.6
Other total	**137.0**	**127.7**	**9.3**
Total Capital expenditures	**$ 414.9**	**$ 396.2**	**$ 18.7**

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Midstream: Big Spring Gathering System

Delek US' Gathering Helps Control Crude Oil Quality and Cost into Refineries

- **Approximately 200-mile gathering system, 350Kbpd throughput capacity**
  - >275,000 dedicated acres; Points of origin: Howard, Borden, Martin and Midland counties
  - Total terminal storage of 650K bbls; Connection to Delek US' Big Spring, TX terminal
  - Expected capital cost:
    - $79 million spent in 2018
    - Estimated $132 million spent in 2019
    - Will continue to develop as acreage grows
  - Current annualized EBITDA benefit forecast
    - $20 to $25 million in 2020 (1)
    - $40 to $50 million in 2022 (3)
- **Getting closer to wellhead allows us to control crude quality and cost**
  - Provides improvement in refining performance and cost structure
- **Potential future dropdown to DKL once ramped**
- **Gathering increases access to barrels**
  - Creates optionality to place barrels:
    - Big Spring (local refinery)
    - Midland
    - Colorado City (access other refineries)
    - Wink (to Gulf Coast)
  - Control quality and blending opportunities



Delek US Permian Supply vs. Takeaway (2)
Quality Taker (Limited access to gathered bbls)
Ability to Control Quality (Increased access to gathered bbls)
Quality Seller (Growing services to producers, ability to access Gulf Coast markets)
W2W Long Haul
Permian Refining Capacity + Takeaway
2015
2016
2017
2018
2019
2020
2021
2022
2023
Takeaway Capacity
W2W Long Haul
Access to Gathered Bbls

1) Please see page 14 for a reconciliation of forecasted EBITDA to forecasted net income for Big Springs Gathering System in 2020.
2) Based on internal company projections; actual results will vary based on market conditions, operations and company performance. Please refer to the forward looking statement disclaimer on page 2 for additional considerations.
3) Includes benefit from quality uplift for refineries. We are unable to provide a reconciliation of this forward-looking estimate of EBITDA because certain information needed to make a reasonable forward-looking estimate is difficult to estimate and dependent on future events, which are uncertain or outside of our control, including with respect to unknown construction timing, unanticipated construction costs and other potential variables. Accordingly, a reconciliation to net income as the most comparable GAAP measure is not available without unreasonable effort.

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Significant Cash Returns to Shareholders Focus on returning cash while maintaining financial strength Cash to Shareholders (2) • Continue to target competitive dividend level for a growth company that can be supported through a cycle • Announced a 1 cent dividend increase +3.5% to $0.30/qtr (1) • Represents a 50% increase from 1Q18 level $157.9 $95.3 $92.1 • $58.6 Continue repurchasing shares with excess cash $46.2 $43.0 $20.0 • $43 million repurchased in 3Q19 and $148 $25.0 million through 9/30/19 $12.7 $17.0 $20.8 $21.0 $20.9 $21.0 $21.5 $21.8 • Expect to repurchase $30 million in 4Q19 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 Dividend Share Repurchases • Repurchased 16% of weighted average share count since peak in 2Q18 • Approximately $262 million authorization remaining as of 9/30/19 1) Quarterly dividends mentioned are quarterly dividends per share declared in referenced periods. 2) Based on company filings from Q1 2018 through Q3 2019. Share repurchases are based on settlement date. 9

Questions and Answers Significant Organic Focus on Long-Term Growth / Margin Shareholder Returns Improvement Opportunities An Integrated and Permian Focused Diversified Refining, Financial Flexibility Refining System Logistics and Marketing Company Complementary Logistics Systems

Non-GAAP Reconciliations of Adjusted Net Income

Delek US Holdings, Inc.
Reconciliation of Amounts Reported Under U.S. GAAP
$ in millions

Reconciliation of Net Income (Loss) attributable to Delek to Adjusted Net Income	**Three Months Ended**		**Nine Months Ended**	
	2019	**2018**	**2019**	**2018**
	(Unaudited)		(Unaudited)	
Reported net income attributable to Delek	**$ 51.3**	**$ 179.8**	**$ 277.9**	**$ 218.5**
Adjustments				
Net inventory valuation loss (benefit)	21.4	0.1	(30.1)	(1.8)
Tax effect of inventory valuation	(4.6)	—	6.5	0.4
Net after tax inventory valuation loss (benefit)	16.8	0.1	(23.6)	(1.4)
Adjusted unrealized hedging loss (gain)	(12.7)	7.6	9.1	(1.4)
Tax effect of adjusted unrealized hedging	2.9	(1.7)	(2.0)	0.3
Net after tax adjusted unrealized hedging loss (gain)	(9.8)	5.9	7.1	(1.1)
Transaction related expenses	0.5	1.9	4.2	15.1
Tax effect of transaction related expenses	(0.1)	(0.4)	(0.9)	(3.2)
Net after tax transaction related expenses	0.4	1.5	3.3	11.9
Tax Cuts and Jobs Act adjustment	—	(0.5)	—	2.1
Net after tax Tax Cuts and Jobs Act adjustment	—	(0.5)	—	2.1
Loss on extinguishment of debt	—	0.1	—	9.1
Tax effect of loss on extinguishment of debt	—	—	—	(2.1)
Net after tax loss on extinguishment of debt	—	0.1	—	7.0
Impairment loss on assets held for sale	—	—	—	27.5
Tax effect of impairment loss on assets held for sale	—	—	—	(0.5)
Net after tax impairment loss on assets held for sale	—	—	—	27.0
Gain on sale of the asphalt business	—	—	—	(13.2)
Tax effect of gain on sale of the asphalt business	—	—	—	2.9
Net after tax gain on sale of the asphalt business	—	—	—	(10.3)
Non-operating, pre-acquisition litigation contingent losses and related legal expenses	—	—	6.7	—
Tax effect of non-operating pre-acquisition litigation contingent losses and related legal expenses	—	—	(1.5)	—
Net after tax non-operating pre-acquisition litigation contingent losses and related legal expenses	—	—	5.2	—
Discontinued operations (income) loss	—	(0.8)	1.0	10.7
Tax effect of discontinued operations	—	0.3	(0.2)	(2.2)
Net after tax discontinued operations (income) loss	—	(0.5)	0.8	8.5
Income attributable to non-controlling interest of discontinued operations	—	—	—	(8.1)
Net after tax income attributable to non-controlling interest of discontinued operations	—	—	—	(8.1)
Tax adjustment related to unrealizable deferred taxes created in Big Spring Asset Acquisition	—	—	—	5.5
Total after tax adjustments	7.4	6.6	(7.2)	41.1
Adjusted net income	**$ 58.7**	**$ 186.4**	**$ 270.7**	**$ 259.6**

11

Non-GAAP Reconciliations of Adjusted Net Income per Share Delek US Holdings, Inc. Reconciliation of Amounts Reported Under U.S. GAAP per share data Three Months Ended Nine Months Ended September 30, September 30, Reconciliation of U.S. GAAP Income (loss) per share to Adjusted Net Income per share 2019 2018 2019 2018 (Unaudited) (Unaudited) Reported diluted income per share $0.68 $2.03 $3.60 $2.50 Adjustments, after tax (per share) (1) Net inventory valuation loss (gain) 0.22 - (0.31) (0.02) Adjusted unrealized hedging loss (gain) (0.13) 0.07 0.09 (0.01) Transaction related expenses 0.01 0.02 0.04 0.13 Non-operating, pre-acquistion litigation contingent losses and related legal expenses - - 0.07 Tax Cuts and Jobs Act adjustment (benefit) - (0.01) - 0.02 Impairment loss on assets held for sale - - - 0.31 Gain on sale of the asphalt business - - - (0.12) Loss on extinguishment of debt - - - 0.08 Discontinued operations (income) loss - (0.01) 0.01 0.10 Net Income attributable to non-controlling interest of discontinued operations - - - (0.09) Tax adjustment related to unrealizable deferred taxes created in Big Spring Asset Acquisition - - 0.06 Total adjustments 0.10 0.07 (0.10) 0.46 Adjustement for economic benefit of note hedge related to Senior Convertible Notes (2) 0.05 - 0.08 Adjusted net income per share $0.78 $2.15 $3.50 $3.04 (1) The tax calculation is based on the appropriate marginal income tax rate related to each adjustment and for each respective time period, which is applied to the adjusted items in the calculation of adjusted net income in all periods. (2) Delek US had a convertible note hedge transaction in effect to offset the economic dilution of the additional shares from the Convertible Notes that matured on September 17, 2018. 12

Non-GAAP Reconciliations of Adjusted EBITDA Delek US Holdings, Inc. Reconciliation of Amounts Reported Under U.S. GAAP $ in millions Three Months Ended Nine Months Ended September 30, September 30, Reconciliation of Net Income attributable to Delek to Adjusted EBITDA 2019 2018 2019 2018 (Unaudited) (Unaudited) Reported net income attributable to Delek $51.3 $179.8 $277.9 $218.5 Add: Interest expense, net 30.7 29.8 86.4 92.2 Loss on extinguishment of debt - 0.1 - 9.1 Income tax expense - continuing operations 13.4 51.0 83.8 72.3 Depreciation and amortization 49.8 49.2 146.7 146.4 EBITDA 145.2 309.9 594.8 538.5 Adjustments Net inventory valuation loss (gain) 21.4 0.1 (30.1) (1.9) Adjusted unrealized hedging loss (gain) (12.7) 7.6 9.1 (1.4) Transaction related expenses 0.5 1.9 4.2 15.1 Non-operating, pre-acquistion litigation contingent losses and related legal expenses - - 6.7 Impairment loss on assets held for sale - - - 27.5 Gain on sale of the asphalt business - - - (13.2) Discontinued operations loss (gain), net of tax - (0.5) 0.8 8.5 Net income attributable to non-controlling interest 8.7 6.5 20.3 29.0 Total adjustments 17.9 15.6 11.0 63.7 Adjusted EBITDA $163.1 $325.5 $605.8 $602.2 13

Non-GAAP Reconciliations of Forecasted EBITDA Reconciliation of Forecasted Incremental Annualized Net Income to Forecasted Incremental Annualized EBITDA for the Big Springs Gathering System ($ in millions) Forecasted Range Forecasted Incremental Annualized Net Income $ 5.0 $ 10.0 Add Forecasted Incremental Amounts for: Depreciation and amortization 15.0 15.0 Interest Expense, net - - Forecasted Incremental EBITDA $ 20.0 $ 25.0 14